UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20429

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

CHOICE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	27-2416885
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

2450 Witzel Avenue
Oshkosh, Wisconsin	54904
Address of principal executive offices	Zip Code

(920) 230-1300
Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act: NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  No. 333-166660

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $1.00 Per Share

(Title of Class)

Common Stock Warrants Expiring July 24, 2012
With an Exercise Price of $12.50 Per Share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Common Stock, Par Value $1.00 Per Share

The description of the Registrant’s Common Stock is set forth under the caption “DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK AND WARRANTS – Common Stock” in the Proxy Statement/Prospectus forming part of Registrant’s Registration Statement on Form S-4, (File No. 333-166660) as filed with the Securities and Exchange Commission on May 10, 2010, as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Common Stock Warrants Expiring July 24, 2012 With an Exercise
Price of $12.50 Per Share

The description of the Registrant’s Common Stock Warrants is set forth under the caption “DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK AND WARRANTS – Warrants” in the Proxy Statement/Prospectus forming part of Registrant’s Registration Statement on Form S-4, (File No. 333-166660) as filed with the Securities and Exchange Commission on May 10, 2010, as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of Registrant*
4.1	Form of Choice Bancorp, Inc. stock certificate*
4.3	Form of Choice Bancorp, Inc. Warrant Agreement and Warrant Certificate*
*

The foregoing exhibits are incorporated by reference to Exhibits 3.1, 3.2, 4.1 and 4.3, respectively, to the Registrant’s Registration Statement on Form S-4 (File No. 333-166660) as filed with the Securities and Exchange Commission on May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE BANCORP, INC.

Dated:

March 10, 2011

By:

/s/ Stanley Leedle

Stanley Leedle, Interim President

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